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                                                               Exhibit 10M


     The Company has two different forms of termination agreements, forms of which were filed as Exhibit 10L to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-5945.

     As of June 30, 1995, the following Executive Officers had entered into the first form of such termination agreement with the Company:

         Thomas G. Labrecque

         Richard J. Boyle

     As of June 30, 1995, the following Executive Officers had entered into the second form of such termination agreement with the Company:

         Donald L. Boudreau

         Richard J. Canty

         Deborah L. Duncan

         A. Wright Elliott

         John J. Farrell

         Robert D. Hunter

         E. Michel Kruse

         Arjun K. Mathrani

         L. Edward Shaw, Jr.

         Douglas T. Williams


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